EXHIBIT 3(iv)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

TECHNOLOGY RESOURCES, INC.
A Florida Corporation

William Lee certifies that:

1. William Lee is the duly elected and acting President and duly elected and acting Secretary of the corporation herein above named.

2. The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Technology Resources, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Fifty million (50,000,000) shares of $.001 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be .fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the

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holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The amount of capital with which this corporation shall commence shall be One Thousand Dollars and NO/100 ($1,000.00).

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The principal place of business of this corporation shall be:

2424 Madrid Avenue
Safety Harbor, Florida 34695

Located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida. The registered agent and the office of the resident agent shall be as follows:

William Lee
2424 Madrid Avenue
Safety Harbor, Florida 34695

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis.

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Each of the said Directors shall be of full and legal age.

A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

William Lee: 2424 Madrid Avenue Safety Harbor, Florida 34695

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By-Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board ofDirectors for the election of the officers and or the successors have been duly elected and qualified are:

William Lee: 2424 Madrid Avenue Safety Harbor, Florida 34695

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

William Lee: 2424 Madrid Avenue Safety Harbor, Florida 34695

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in

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pursuance of the general corporation law of the State of Florida, does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 15th day of May, 2002.

/S/WILLIAM LEE
William Lee

I further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

DONE and DATED this 15th day of May, 2002.

STATE OF FLORIDA	)
) SS
COUNTY OF PINELLAS	)

On this 15th Day of May, 2002, personally appeared before me, a Notary Public in and for said County and State, William Lee. President and Secretary of Technology Resources, Inc., who proved to be the above named officers and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me this 15th Day of May, 2002.	(Seal)
/s/ LAURA L. LARSEN
NOTARY PUBLIC, in and for said County and State.	Laura L. Larsen

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CERTIFICATE OF RESTATED
ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board ofDirectors ofTecbnology Resources, Inc. has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 14th day of May, 2002, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Technology Resources, Inc. and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida, does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 15th day of May, 2002.

/S/WILLIAM LEE
William Lee

STATE OF FLORIDA	)
) SS
COUNTY OF PINELLAS	)

On this 15th Day of May, 2002, personally appeared before me, a Notary Public in and for said County and State, William Lee, President and Secretary of Technology Resources, Inc., who proved to be the abovenamed officers and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on bebalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me this 15th Day of May, 2002.	(Seal)
/s/ LAURA L. LARSEN
NOTARY PUBLIC, in and for said County and State.	Laura L. Larsen

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WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, William Lee, the undersigned, being the registered agent for TECHNOLOGY RESOURCES, INC., do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 15th day of May, 2002.

/S/WILLIAM LEE
William Lee

STATE OF FLORIDA	)
) SS
COUNTY OF PINELLAS	)

On this 15th day of May, 2002, personally appeared before me, a Notary Public in and for said County and State, William Lee, President and Secretary of Technology Resources, Inc., who proved to be the above named officers and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me this 15th Day of May, 2002.	(Seal)
/s/ LAURA L. LARSEN
NOTARY PUBLIC, in and for said County and State.	Laura L. Larsen

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